Exhibit 23


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation in a Registration Statement on Form S-8 (File Number 33-45395) of our report dated May 28, 1997, on the audit of the financial statements of the Indiana United Bancorp Retirement and Savings Incentive Plan for the year ended December 31, 1996.

Geo. S. Olive & Co. LLC



Indianapolis, Indiana
June 23, 1997